Contact:	Will Seippel Chief Financial Officer 404-525-7272

AIRGATE PCS, INC. ANNOUNCES RECAPITALIZATION PLAN

ATLANTA (September 24, 2003) – AirGate PCS, Inc. (OTCBB:PCSA.OB), a PCS Affiliate of Sprint, today announced that it intends to pursue a registered exchange offer for all of its outstanding $300 million aggregate principal amount 13 1/2% Senior Subordinated Discount Notes due 2009 (the “Old Notes”). In exchange for all of the Old Notes, the Company intends to offer (i) $160 million aggregate principal amount of new 9 3/8% Senior Subordinated Secured Notes due 2009 (the “New Notes”) and (ii) new shares of AirGate PCS common stock that will represent approximately 56% of the outstanding equity.

“This recapitalization plan represents a critical long-term solution for improving AirGate’s capital structure and reducing the financial risk in our business plan by providing over $255 million in debt service savings through 2009,” said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. “As a result, we expect to have a simplified capital structure with debt ratios that are the lowest among the Sprint affiliates. Furthermore, it will enable us to continue to pursue our ‘smart growth’ strategy, which involves higher quality subscriber growth, and, as importantly, to seek additional opportunities to improve our operational and financial performance. At the same time we will continue to focus on lower operating costs in order to maximize operating cash flow. The agreements with lenders and noteholders and the recapitalization should enable us to more effectively address the next challenge of finding additional ways to reduce churn and bad debt expense, including evaluating opportunities for outsourcing customer care and related services.”

Noteholders representing more than two-thirds of the principal amount of the Old Notes have agreed to tender their Old Notes in the exchange offer under the terms of a support agreement, which became effective today. In order to facilitate the recapitalization plan, the Company also reached an agreement with its lenders to amend its senior secured credit facility and obtain needed consent. The amendment also eliminates the minimum subscriber covenant and provides greater flexibility in financial and certain other covenants. The maturity, principal amount and interest on the credit facility will remain unchanged. The amendment is conditioned on, among other things, consummation of the recapitalization plan, but is not conditioned on reaching an agreement to modify the Company’s operating agreements with Sprint.

The New Notes to be issued in the offering will be senior subordinated secured obligations of AirGate and cash interest will be payable beginning in 2004. The New Notes will be secured on a second-priority basis by all of the collateral that secures the Company’s credit facility.

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AirGate PCS Announces Recapitalization Plan

September 24, 2003

The exchange offer and consummation of the recapitalization plan will be subject to a number of conditions, including the valid tender of 98% of the aggregate principal amount due at maturity of the Old Notes outstanding immediately prior to the expiration of the exchange offer, the approval of the Company’s shareholders, additional changes to the credit facility required by the supporting Noteholders, required legal approvals and other customary closing conditions.

If the Company does not meet the 98% minimum tender requirement or any other conditions to complete the recapitalization plan, it may pursue a prepackaged plan of reorganization and is soliciting consents of holders of Old Notes for such a plan. This prepackaged plan of reorganization requires acceptance by holders of at least two-thirds in amount of the Old Notes and more than one-half in number of such holders. As a part of the support agreement, over two-thirds in principal amount of the Old Noteholders have agreed to approve this pre-packaged plan.

Other features of the recapitalization plan include:

•	The transfer of all of the Company’s stock in its iPCS subsidiary to a liquidating trust for the benefit of the AirGate shareholders of record as of the date of transfer to the trust, subject to approval of the iPCS bankruptcy court. Such shares would be distributed to such AirGate shareholders only if the iPCS bankruptcy court approves a plan of reorganization for iPCS that provides for distribution to the trust.

•	A reverse stock split of the Company’s common stock.

•	An increase in shares available under the Company’s stock incentive plan to not more than 10% of the shares to be outstanding after completion of the recapitalization plan, excluding outstanding “out-of-the money options.” Any shares issued under the plan would proportionately dilute the existing shareholders and the tendering Noteholders. The amounts and terms of any equity awards for executives established by the board of directors are subject to approval by a majority of the supporting Old Noteholders.

•	An increase in the size of the Company’s board of directors to at least seven members, three of whom are to be approved by supporting Old Noteholders.

•	A consent solicitation to (i) remove substantially all covenants of the indenture under which the Old Notes were issued which can be removed without consent of all Old Noteholders, (ii) release the liens created under the Old Notes indenture and (iii) waive any defaults under the Old Notes indenture that occur as a result of the recapitalization plan.

The Company expects to file an exchange offer registration statement and a proxy statement relating to the recapitalization transaction with the Securities and Exchange Commission (the “SEC”) as soon as possible. Broadview International, LLC and Masson and Company are advising the Company on the transaction. Jefferies & Company, Inc. has been appointed dealer-manager for the exchange offer. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the transactions contemplated by the exchange offer. Information about the Company’s directors and officers is included in the Company’s Annual Report on

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AirGate PCS Announces Recapitalization Plan

September 24, 2003

Form 10-K filed with the SEC on January 17, 2003 and in the Company’s Proxy Statement for its 2003 Annual Meeting of Shareowners filed with the SEC on January 28, 2003.

The foregoing reference to the registered exchange offer shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of AirGate PCS common stock or New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Investors and security holders are urged to read the Registration Statement on Form S-4, including the prospectus relating to the exchange offer and the Proxy Statement on Schedule 14A (and, in each case, any amendments thereto) when they become available because they will contain important information.

These documents and amendments to these documents will be filed with the SEC. When these and other documents are filed with the SEC, they may be obtained at the SEC’s web site at www.sec.gov. You may also obtain each of these documents (when available) from us by directing your request to Barbara L. Blackford, Vice President, General Counsel and Corporate Secretary at (404) 525-7272.

AirGate PCS will hold a conference call to discuss this press release on Wednesday, October 1, 2003, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com or www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on November 1, 2003.

About AirGate PCS and iPCS AirGate PCS, Inc., excluding its unrestricted subsidiary iPCS, is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.1 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

iPCS, Inc., a wholly owned unrestricted subsidiary of AirGate PCS, Inc., is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in 37 markets in Illinois, Michigan, Iowa and eastern Nebraska. The territories include over 7.4 million residents in key markets such as Grand Rapids, Michigan; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa.

As previously announced, iPCS, Inc. and its subsidiaries, iPCS Wireless, Inc. and iPCS Equipment, Inc., filed a Chapter 11 bankruptcy petition on February 23, 2003, for the purpose of effecting a court-administered reorganization. Subsequent to February 23, 2003, AirGate no longer consolidates the accounts and results of operations of iPCS and the accounts of iPCS are recorded as an investment using the cost method of accounting. As part of the recapitalization plan, the Company plans to transfer all of its shares of iPCS stock to a liquidating trust for the benefit of the AirGate shareholders of record on the transfer date. As a result, the Company anticipates that iPCS will be accounted for as a discontinued operation. It is highly likely that the iPCS stock will be worthless. However, if the iPCS bankruptcy court

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AirGate PCS Announces Recapitalization Plan

September 24, 2003

decides to distribute the iPCS stock to the trust as part of approving a plan of reorganization for iPCS, such stock will be distributed to such AirGate shareholders.

AirGate and iPCS are separate corporate entities that have discrete and independent financing sources, debt obligations and sources of revenue. As an unrestricted subsidiary, iPCS’s lenders, noteholders and creditors do not have a lien or encumbrance on assets of AirGate. Further, AirGate generally cannot provide capital or other financial support to iPCS.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management’s assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Factors that could cause actual results to differ include: our ability to consummate the restructuring; the impact of a prepackaged or other plan of reorganization for AirGate, intense competition in the wireless market and the unsettled nature of the wireless market; the potential need for additional sources of capital; the current economic slowdown; the potential to continue to experience a high rate of customer turnover; our ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint wireless pricing plans, products and services; the quality of such services and our ability to outsource or otherwise provide such services; the impact of the iPCS bankruptcy filing and required iPCS bankruptcy court approvals; the ability to successfully leverage 3G products and services; customer credit quality; our ability to retain customers; the ability of Sprint to provide back office, customer care and other services; the prices charged by Sprint for its services; the impact of our disputes with Sprint; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; impact of spending cuts on network quality, customer retention and customer growth; anticipated future losses; the significant level of indebtedness; the adequacy of our bad debt and other reserves; and the volatility of AirGate PCS’ stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS’ filings with the SEC, especially in the “risk factors” section of AirGate PCS’ Form 10-K for the fiscal year ended September 30, 2002 and Form 10-Q for the quarter ended June 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.